                                                                    Exhibit 10.2


                                   ----------


                             NOTE PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 27, 1997

                                     BETWEEN

                         LEXINGTON PRECISION CORPORATION

                                       and

                          NOMURA HOLDING AMERICA, INC.


                                   ----------

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

                                    SECTION 1

                           Purchase and Sale of Notes

1.1      Description of Transaction..........................................  1
1.2      Purchase and Sale of Notes..........................................  1

                                    SECTION 2

                             Closing Date; Delivery

2.1      Closing Date........................................................  1
2.2      Transactions at Closing; Delivery...................................  2

                                    SECTION 3

                  Representations and Warranties of the Company

3.1      Organization and Standing; Certificate of Incorporation and By-laws.  2
3.2      Corporate Power.....................................................  2
3.3      Subsidiaries........................................................  2
3.4      Authorization.......................................................  3
3.5      Compliance with Other Instruments...................................  3
3.6      Litigation, etc.....................................................  3
3.7      Governmental Consent, etc...........................................  3
3.8      Disclosure..........................................................  4
3.9      Financial Condition.................................................  4
3.10     No Change...........................................................  4
3.11     Taxes...............................................................  4
3.12     Compliance with ERISA...............................................  5
3.13     Private Sale........................................................  5
3.14     Title to Properties.................................................  5
3.15     Labor Relations.....................................................  6
3.16     Insurance...........................................................  6
3.17     Investment Company Act..............................................  6
3.18     Existing Indebtedness...............................................  6
3.19     Senior Debt.........................................................  6

                                    SECTION 4

                   Representations and Warranties of Purchaser

4.1      Investment..........................................................  6
4.2      Experience and Information  ........................................  7
4.3      Rule 144............................................................  7
4.4      Additional Representations..........................................  8

                                    SECTION 5

                             Transactions at Closing

5.1      Conditions to Obligations of Purchaser............................... 8
5.2      Conditions to Obligations of the Company............................. 9

                                    SECTION 6

                            Covenants of the Company

6.1      Basic Financial Information......................................... 10
6.2      Additional Information and Rights................................... 11
6.3      Obligations Upon Merger or Consolidation............................ 12

                                    SECTION 7

                 Restrictions on Transferability of Securities;
                     Compliance with Securities Act of 1933

7.1      Restrictions on Transferability..................................... 12
7.2      Restrictive Legend.................................................. 12
7.3      Notice of Proposed Transfers........................................ 13

                                    SECTION 8

                                  Miscellaneous

8.1      Governing Law; Consent to Forum..................................... 13
8.2      Survival............................................................ 14
8.3      Successors and Assigns.............................................. 14
8.4      Entire Agreement; Amendment......................................... 14
8.5      Notices, etc........................................................ 14
8.6      Delay or Omission................................................... 15
8.7      Brokers, etc........................................................ 15


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



8.8      Information Confidential............................................ 15
8.9      Expenses............................................................ 16
8.10     Indemnification..................................................... 16
8.11     Titles.............................................................. 16
8.12     Severability........................................................ 16
8.13     Interpretation...................................................... 16
8.14     Counterparts........................................................ 17
8.15     Schedules........................................................... 17

         SCHEDULE 1       Form of Note....................................... 19
         SCHEDULE 2       List of Subsidiaries and Investments............... 20
         SCHEDULE 3       Pending or Threatened Legal Actions or
                          Proceedings........................................ 21
         SCHEDULE 4       Changes............................................ 22
         SCHEDULE 5       Certain Liens...................................... 23
         SCHEDULE 6       Labor Relations.................................... 24
         SCHEDULE 7       Existing Indebtedness.............................. 25
         SCHEDULE 8       Form of Opinion of Counsel to the Company.......... 26

                             NOTE PURCHASE AGREEMENT
                             -----------------------



         THIS NOTE PURCHASE AGREEMENT is made as of the 27th day of October, 1997 by and between Lexington Precision Corporation, a Delaware corporation (the "COMPANY"), and Nomura Holding America, Inc., a Delaware corporation ("PURCHASER").

         WHEREAS, the Company wishes to sell and Purchaser wishes to buy certain securities of the Company as described in and subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



                                    SECTION 1

                           Purchase and Sale of Notes
                           --------------------------

         1.1 DESCRIPTION OF TRANSACTION. Purchaser proposes to purchase from the Company, and the Company proposes to sell to Purchaser, $7,500,000 aggregate principal amount of the Company's 10 1/2% Senior Unsecured Notes due February 1, 2000 (the "NOTES") at the Closing provided for in Section 2.1 for a purchase price of $7,500,000.00 (the "PURCHASE PRICE"). The Notes shall be issued in substantially the form annexed hereto as SCHEDULE 1.

         1.2 PURCHASE AND SALE OF NOTES. Subject to the terms and conditions hereof, Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, at the Closing provided for in Section 2.1, the Notes for an amount equal to the Purchase Price. At the Closing, and upon delivery of the Notes and upon completion of the transactions described in Section 5 hereof, the Company shall issue and deliver the Notes to Purchaser in consideration of the payment by Purchaser of the Purchase Price in immediately available funds.


                                    SECTION 2

                             Closing Date; Delivery
                             ----------------------

         2.1 CLOSING DATE. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Notes (the "CLOSING") shall be held on October 27, 1997 (the "CLOSING DATE") or such other date as the parties may mutually agree upon in writing.

         2.2 TRANSACTIONS AT CLOSING; DELIVERY. At the Closing, and upon completion of the transactions described in Section 5 hereof, the Company shall deliver instruments in such denominations as Purchaser may request evidencing the Notes against payment to the Company of the Purchase Price therefor in accordance with Section 1.2 hereof. Payment of the Purchase Price shall be made in immediately available funds to such account or accounts as may be designated by the Company. At the Closing, the Company shall pay Nomura Holding America, Inc. a fee in the amount of $75,000 (the "TRANSACTION FEE").


                                    SECTION 3

                  Representations and Warranties of the Company
                  ---------------------------------------------


         The Company hereby represents and warrants to Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, leasing or operation of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business, or results of operations of the Company. The Company has furnished to Purchaser a copy, certified by the Secretary or an Assistant Secretary of the Company, of its Restated Certificate of Incorporation and By-laws, as amended. Said copies are true, correct and complete and contain all amendments thereto.

         3.2 CORPORATE POWER. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and has all requisite corporate power and authority to issue the Notes in the manner contemplated by this Agreement and to carry out and perform its obligations hereunder.

         3.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest or investment in any corporation, association or business entity, except as set forth on SCHEDULE 2 hereto. Each of the corporations listed on SCHEDULE 2 hereto of which the Company, as of the Closing Date, will own at least a majority of the outstanding capital stock as indicated on SCHEDULE 2 hereto (each, a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Each Subsidiary is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, leasing or operation of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business, or results of operations of such Subsidiary. Lexington Components, Inc., a Delaware corporation that is a Subsidiary of the Company ("LCI"), has all requisite corporate power and authority to execute and deliver its guarantee of the Notes (the "GUARANTEE")

         3.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and for the issuance and delivery of the Notes has been taken. This Agreement, is, and each of the Notes upon issuance by the Company will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. All corporate action on the part of LCI necessary for the execution, delivery and performance of the Guarantee and the consummation of the transactions contemplated therein has been taken. Upon execution thereof by LCI, the Guarantee will be a valid and binding obligation of LCI, enforceable against LCI in accordance with its terms.

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation of any term or condition of its Certificate of Incorporation or By-laws or any law, rule or regulation applicable to it, and, on the Closing Date, will not be in violation of or default under any term or condition of any material mortgage, indenture, contract, agreement, lease, license, instrument, judgment, decree or order to which it is a party or by which it or any of its properties is bound. The execution, delivery and performance of this Agreement by the Company, the issuance and delivery of the Notes, the execution, delivery and performance by LCI of the Guarantee and the consummation of the transactions contemplated hereby and thereby, will not (i) as of the Closing Date, result in any such violation or be in conflict with or constitute any such default under any such term or condition, or (ii) except as expressly provided by this Agreement, result in the creation as of the Closing Date of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term or condition.

         3.6 LITIGATION, ETC. Except as set forth in SCHEDULE 3 annexed hereto, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties which relate to or call into question the validity or legality of this Agreement, the issuance and delivery of the Notes, the Guarantee or the transactions contemplated hereby or thereby or which either individually or in the aggregate can reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), properties, assets, business, prospects or results of operations of the Company.

         3.7 GOVERNMENTAL CONSENT, ETC. (a) Except as set forth in paragraph 3.7(b) hereof, no consent, approval, license or authorization of, or designation, declaration, notification, registration, qualification or filing with (each, an "APPROVAL") any governmental authority on the part of the Company or LCI is required in connection with the valid execution, delivery and performance of this Agreement, the issuance and delivery of the Notes, the execution, delivery and performance by LCI of the Guarantee, or the consummation of any other transaction contemplated hereby.

         (b) Any required Approval under applicable federal securities laws and state Blue Sky laws of the issuance and delivery of the Notes or the execution and delivery of the Guarantee has been obtained on or before the date hereof or will have been obtained within the applicable period for obtaining such Approval.

         3.8 DISCLOSURE. Neither this Agreement, the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K") nor any of the Company's periodic reports or forms filed with the Securities and Exchange Commission (the "COMMISSION") after the filing of the 1996 10-K, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. There exists no fact or circumstance which, to the knowledge of the Company, materially and adversely affects the business, properties or assets, or condition (financial or otherwise), prospects (other than those facts and circumstances affecting generally any industry in which the Company operates or the economy generally) or results of operations of the Company, which has not been set forth in this Agreement or the Schedules hereto or disclosed in such reports or forms filed with the Commission.

         3.9 FINANCIAL CONDITION. The consolidated balance sheets of the Company as at December 31, 1995 and December 31, 1996 and the related consolidated statements of operations, stockholders' deficit and cash flows (together with the notes thereto) for the fiscal years ended on such dates, certified by Ernst & Young LLP, and the unaudited consolidated balance sheets of the Company as of June 30, 1997 and the related unaudited consolidated statements of operations, stockholders' deficit and cash flows for the six-month period then ended contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, are complete and correct and present fairly (subject, in the case of the interim statements described above, to normal year-end adjustments) the consolidated financial condition of the Company as at such dates, and the consolidated results of its operations, its stockholders' deficit and its consolidated cash flows for the fiscal periods then ended. All such consolidated financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved.

         3.10 NO CHANGE. Since June 30, 1997, there has been no material adverse change in the business, operations, properties, assets, financial or other condition (other than those changes in prospects affecting generally any industry in which the Company operates or the economy generally) of the Company or any Subsidiary except as set forth on SCHEDULE 4 hereto.

         3.11 TAXES. The Company and each Subsidiary has filed all tax returns which are required to be filed, and has paid all taxes, assessments and other governmental charges levied upon it and its respective properties or assets, income or franchises which are due and payable.

Federal tax liabilities for the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied, or the time for audit has expired, for all fiscal periods through December 31, 1993 (except with respect to net operating loss carryforwards relating to such periods). The Company has made adequate provision consistent with past practice on its balance sheet for the payment of all federal, state and local income taxes.

         3.12 COMPLIANCE WITH ERISA. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (collectively and as from time to time in effect, the "PENSION REFORM ACT"). Each pension or other employee benefit plan (a "PLAN") subject to the Pension Reform Act which the Company or any Subsidiary maintains, contributes to, or otherwise participates in (other than a multiemployer plan) is in compliance with those provisions of the Pension Reform Act the failure to be in compliance with which could, individually or in the aggregate, have a material and adverse effect on the Company and its Subsidiaries (taken as a whole).

         Neither the Company nor any Subsidiary has, as a result of any previous sale of assets of the Company or any Subsidiary, any contingent withdrawal liability under the Pension Reform Act. The Company and each Subsidiary has met all of the minimum funding standards applicable to such Plans.

         3.13 PRIVATE SALE. Based upon the representations and warranties of Purchaser contained in Sections 4.1 through 4.4 of this Agreement, and assuming compliance by Purchaser and any transferee thereof with the terms of this Agreement and with the transfer restrictions set forth on the Notes, the issuance of the Notes is exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended (the "1933 ACT")

         3.14 TITLE TO PROPERTIES. To the Company's knowledge, the Company has insurable title to all of the material real property owned by it and title to the material personal property owned by it, all as reflected in the audited consolidated balance sheets referred to in Section 3.9 hereof subject only to
(a) the liens and security interests, if any, listed on SCHEDULE 5 hereto or referred to in or reflected on the financial statements (or notes thereto) referred to in Section 3.9 hereof, (b) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, (d) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation, (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, and (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business, none of which materially impair the ability of the Company or any Subsidiary to use such property in the course of its ordinary business or operations.

         3.15 LABOR RELATIONS. Except as disclosed in SCHEDULE 6 hereto, there is no material dispute or controversy with any union or other organization representing the employees of the Company or any Subsidiary. Except as disclosed in SCHEDULE 6 hereto, the Company is not aware of any pending union elections or organizing activity involving any employees of the Company or any Subsidiary.

         3.16 INSURANCE. The Company keeps insured, by financially sound and reputable insurers, all of its property of a character usually insured by entities engaged in the same or similar businesses similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles, self-insurance or coinsurance as is customary for entities engaged in the same or similar businesses similarly situated.

         3.17 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.18 EXISTING INDEBTEDNESS. SCHEDULE 7 hereto sets forth a true and correct list of all indebtedness for borrowed money of the Company and its Subsidiaries outstanding as of September 30, 1997. The Company has provided Purchaser or its representatives with true and correct copies of (i) the Indenture dated as of August 1, 1993 between the Company and IBJ Schroder Bank & Trust Company, as Trustee, relating to the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000, (ii) the Company's Junior Subordinated Convertible Increasing Rate Notes due May 1, 2000, and (iii) the Company's 14% Junior Subordinated Notes due May 1, 2000 (collectively, the "SUBORDINATED DEBT DOCUMENTS").

         3.19 SENIOR DEBT. Upon the issuance thereof, the Notes shall constitute "Senior Debt" as such term is defined in the Subordinated Debt Documents.



                                    SECTION 4

                   Representations and Warranties of Purchaser
                   -------------------------------------------

         4.1 INVESTMENT. Purchaser hereby represents and warrants to the Company that the Notes will, on the Closing Date, be acquired for its own account, and that it has no present intention of selling, granting participation in, or otherwise distributing any of the Notes to be issued to it in any transaction which would be in violation of the securities laws of the United States of America or any state or other jurisdiction thereof, without prejudice, however, to Purchaser' rights at all times to sell or otherwise dispose of all or any part of such securities under a registration under 1933 Act or under an exemption from such registration available under the 1933 Act and subject, nevertheless, to the disposition of Purchaser' property being at all times within its control. Purchaser acknowledges that the Notes will not, on the Closing Date, be registered under the 1933 Act, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that the Company's reliance on such exemption is predicated on the representations set forth in this Section 4.

         4.2 EXPERIENCE AND INFORMATION. Purchaser represents to the Company that (a) Purchaser, by and through its officers (each of whom is experienced in evaluating companies such as the Company), is experienced in evaluating companies such as the Company; (b) Purchaser, by and through its officers (each of whom has such knowledge and experience in financial and business matters as to be capable of evaluating Purchaser's investment), has such knowledge and experience in financial and business matters as to be capable of evaluating its investment, and Purchaser has the ability to bear the economic risks of its investment; (c) Purchaser, by and through its officers, has reviewed this Agreement, including all exhibits and schedules hereto, and has received the Company's annual reports to shareholders for fiscal years ended December 31, 1994 through 1996, and all of the Company's periodic reports and amendments thereto and forms and amendments thereto prepared for filing with the Commission (including, without limitation, the Company's Annual Reports on Form 10-K for fiscal years ended December 31, 1994 through 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, and the Company's proxy statements prepared in connection with the Company's annual meeting of shareholders held on May 15, 1997 and the financial statements included in such periodic reports and forms and the financial statements referred to in Section 3.12 hereof; and (d) Purchaser, by and through its officers, has had, during the course of the transactions contemplated hereby and prior to its receipt of the Notes, the opportunity to ask questions of, and has received answers from, the Company concerning the transactions contemplated hereby and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense; PROVIDED, HOWEVER, that no such investigation by Purchaser or by its officers shall limit, diminish, or constitute a waiver of any representation or warranty made under this Agreement by the Company or impair any rights which Purchaser may have with respect thereto.

         4.3 RULE 144. Purchaser understands that the Notes may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or the availability of an exemption therefrom and that in the absence of such registration or exemption, the Notes must be held indefinitely. In particular, Purchaser is aware that the Notes may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the applicable conditions of that Rule are met, and that the Company is making no representation that such conditions will be met in the future. Purchaser represents that, in the absence of an effective registration statement covering the Notes, it will sell, transfer, or otherwise dispose of the Notes only in a manner consistent with its representations set forth in Section 4.1.

         4.4 ADDITIONAL REPRESENTATIONS. Purchaser represents that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to purchase the Notes and to carry out and perform its obligations hereunder; (b) the execution, delivery and performance by Purchaser of this Agreement, the purchase of the Notes and the consummation of the transactions contemplated hereby and thereby (i) will not result in any violation of, or conflict with, any term or condition of the certificate of Incorporation or By-laws of Purchaser or of any material term of any material agreement, instrument or indenture to which it is a party or by which it or any of its assets is bound or any law, rule or regulation applicable to it, and (ii) have been duly authorized by all necessary corporate action on behalf of Purchaser; and (c) this Agreement has been duly authorized by and duly executed and delivered on behalf of Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.



                                    SECTION 5

                             Transactions at Closing
                             -----------------------


         5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to the fulfillment of each of the following conditions:

                  (a) REPRESENTATIONS, ETC. All representations and warranties of the Company contained herein shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate in all material respects; and the Company shall have performed and complied in all material respects with every covenant, agreement and condition to be performed or complied with by the Company prior to or at the Closing Date.

                  (b) OFFICER'S CERTIFICATE. The Company shall have delivered to Purchaser a certificate executed on behalf of the Company by an executive officer of the Company dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 5.1(a) hereof.

                  (c) NOTES; GUARANTEE. The Company shall have delivered the Notes in the manner set forth in Sections 1 and 2 hereof and LCI shall have delivered the Guarantee.

                  (d) OPINION OF COUNSEL. Nixon, Hargrave, Devans & Doyle LLP, counsel to the Company, shall have delivered to Purchaser its opinion in the form attached as SCHEDULE 8.

                  (e) PROCEEDINGS. No judicial or administrative proceeding shall be pending or threatened seeking to enjoin or prevent, nor shall any order or injunction have been issued prohibiting, consummation of any of the transactions contemplated hereby.

                  (f) CONSENTS. The Company and Purchaser shall have obtained all necessary consents of third parties, to the execution and delivery of this Agreement, the purchase and sale of the Notes and the consummation of the transactions contemplated by this Agreement.

                  (g) TRANSACTION FEE. The Company shall have paid the Transaction Fee to Nomura Holding America, Inc. in immediately available funds.

                  (h) OTHER INSTRUMENTS. The Company shall have delivered to Purchaser such other instruments, documents and certificates as shall have been reasonably requested by Purchaser.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are, at the option of the Company, subject to the fulfillment of each of the following conditions:

                  (a) REPRESENTATIONS, ETC. All representations and warranties of Purchaser contained herein shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate in all material respects; and Purchaser shall have performed and complied in all material respects with every covenant, agreement and condition to be performed or complied with by Purchaser prior to or at the Closing Date.

                  (b) OFFICER'S CERTIFICATE. Purchaser shall have delivered to the Company a certificate executed on behalf of the Purchaser by an executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 5.2(a) hereof.

                  (c) PURCHASE PRICE. Purchaser shall have paid the Purchase Price to the Company in immediately available funds.

                  (d) PROCEEDINGS. No judicial or administrative proceeding shall be pending or threatened seeking to enjoin or prevent, nor shall any order or injunction have been issued prohibiting, consummation of any of the transactions contemplated hereby.

                  (e) CONSENTS. The Company and Purchaser shall have obtained all necessary consents of third parties to the execution and delivery of this Agreement, the purchase and sale of the Notes and the consummation of the transactions contemplated by this Agreement.

                  (f) OTHER INSTRUMENTS. Purchaser shall have delivered to the Company such other instruments, documents and certificates as shall have been reasonably requested by the Company.

                                    SECTION 6

                            Covenants of the Company
                            ------------------------


         The Company hereby covenants and agrees that from and after the Closing Date so long as any of the Notes shall remain outstanding:

         6.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to the Holders:

         (a) As soon as practicable after the end of each fiscal year, and in any event within 100 days thereafter, consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of operations and of cash flows of the Company and its Subsidiaries for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail, accompanied by a report of an independent public accounting firm of nationally recognized standing selected by the Company;

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and its Subsidiaries and in any event within 55 days thereafter, consolidated balance sheets of the Company and its Subsidiaries as of the end of each such quarterly period, consolidated statements of operations of the Company and its Subsidiaries for such periods and for the current fiscal year to date and consolidated statements of cash flows of the Company and its Subsidiaries for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail;

         (c) As soon as practicable, copies of any special or interim audit reports with respect to the Company, its Subsidiaries or their operations submitted to the Company by independent public accountants otherwise than in the ordinary course of business and intended for public dissemination; and

         (d) As soon as practicable, copies of all financial statements, proxy material or reports sent to the stockholders of the Company and all reports or final registration statements, including accompanying prospectuses, filed with the Securities and Exchange Commission pursuant to the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT").

         (e) As soon as practicable, copies of any other documents or information as may be reasonably requested by the Holders.

         6.2 ADDITIONAL INFORMATION AND RIGHTS.

         (a) The Company will afford to the Holders the following:

                  (i) Promptly upon the occurrence thereof, written notice to the Purchaser of (A) any material violation or default by the Company in the performance of its agreements or covenants contained herein or in any material agreement to which the Company is a party or (B) the commencement of any action or proceeding against the Company or any of its Subsidiaries which could have a material adverse effect on any of them;

                  (ii) Upon the occurrence and during the continuance of an "Event of Default" (as defined in the Notes), the right to, or to designate in writing any agent of Purchaser to, visit and inspect any of the properties of the Company and its Subsidiaries; and

                  (iii) The right to, or to designate in writing any agent of Purchaser to, examine books of account and other records and make copies thereof, and discuss the financial, accounting, business and other affairs of the Company and any of its Subsidiaries with the Company's officers, directors and accountants, all at such reasonable times and as often as may be reasonably requested, and all in accordance with the requirements of Section 8.8 hereof and such other confidentiality restrictions as may be reasonably requested by the Company.

         (b) The Company will, and will cause each Subsidiary to:

                  (i) Maintain their respective tangible properties and assets in good repair, working order and condition so far as necessary or advantageous to the proper conduct of their respective businesses;

                  (ii) Comply in all material respects with all applicable laws, orders, rules, regulations and decrees applicable to the Company or such Subsidiary; PROVIDED, HOWEVER, that such compliance shall not be necessary so long as the applicability or validity of any such law, order, rule, regulation or decree shall be contested by or on behalf of the Company or a Subsidiary in good faith by appropriate proceedings and an adequate reserve shall have been established by or on behalf of the Company or a Subsidiary with respect thereto;

                  (iii) Pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon their respective properties, assets or income which might by law become a lien upon such properties or assets; PROVIDED, HOWEVER, that payment of any such tax, fee, assessment or charge shall not be necessary so long as the applicability or validity thereof shall be contested by or on behalf of the Company or a Subsidiary in good faith by appropriate proceedings and an adequate reserve shall have been established by or on behalf of the Company or a Subsidiary with respect thereto; and

                  (iv) Keep adequately insured, by financially sound and reputable insurers, all their respective property of a character usually insured by entities engaged in the same or similar businesses similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles, self-insurance or coinsurance as is customary for entities engaged in the same or similar businesses similarly situated.

         6.3 OBLIGATIONS UPON MERGER OR CONSOLIDATION. In the event of a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation (the surviving corporation to such merger or consolidation hereinafter being referred to as the "SURVIVING CORPORATION"), the Company shall ensure that the Surviving Corporation shall assume all obligations of the Company under this Agreement.



                                    SECTION 7

                 Restrictions on Transferability of Securities;
                     Compliance with Securities Act of 1933
                     --------------------------------------


         7.1 RESTRICTIONS ON TRANSFERABILITY. The Notes shall not be transferable except upon compliance with the conditions specified in this
Section 7.

         7.2 RESTRICTIVE LEGEND.

         (a) Each certificate representing any of the Notes shall (unless otherwise permitted by the provisions of Section 7.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES ARE SUBJECT TO THE TERMS OF A NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 27, 1997 WITH THE COMPANY, A COPY OF WHICH IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL CORPORATE OFFICE OF THE COMPANY.

         An appropriate "stop transfer" order may be placed with the Company's transfer agent with respect to each such certificate.

         (b) Any legend endorsed on an instrument pursuant to Section 7.2(a) hereof and the stop transfer instructions with respect to such Notes shall be removed, and the Company shall issue an instrument without such legend to the holder of such Notes, if (i) such holder provides the Company with an opinion of counsel who shall be reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, that a public sale, transfer or assignment of such Notes may be made without registration, or (ii) such Notes may be sold to the public without restriction pursuant to Rule 144 promulgated under the Securities Act or any similar provision.

         7.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Notes, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 7.3. Prior to any proposed transfer of any Notes the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 promulgated under the 1933 Act or any similar provision where the holder provides the Company with information for it to make a determination as to such compliance) by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Notes may be effected without registration under the 1933 Act. Each certificate evidencing the Notes transferred as above provided shall bear the appropriate restrictive legend set forth in Section 7.2 above, except that such certificate evidencing Notes shall not bear such restrictive legend if the sale is made pursuant to Rule 144 promulgated under the Securities Act or any similar provision or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the 1933 Act.


                                    SECTION 8

                                  Miscellaneous
                                  -------------


         8.1 GOVERNING LAW; CONSENT TO FORUM. (a) This Agreement shall be governed in all respects by the internal laws of the State of New York without reference to its principles of conflict of laws.

         (b) Any action or suit in connection with this Agreement may be brought in a court of record of the State of New York or a United States District Court situated in the State of New York, the parties to this Agreement hereby consenting to the nonexclusive jurisdiction of each thereof.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

         8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all other prior agreements and understandings, written and oral, among any or all of the parties, with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the Company and Purchaser.

         8.5 NOTICES, ETC. All notices, claims, demands and other communications required or permitted hereunder shall be deemed to have been duly given or served if in writing and delivered by hand (effective upon delivery) or sent by registered or certified mail, return receipt requested (effective five days following the time of postmark), or by facsimile (effective upon receipt of confirmation of transmission) to the parties (and other persons or entities receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

         If to the Company:


         Lexington Precision Corporation
         767 Third Avenue
         29th Floor
         New York, New York  10017-2023
         Attention: President
         Facsimile: (212) 319-4659


         with a copy to:

         Nixon, Hargrave, Devans & Doyle LLP
         437 Madison Avenue
         New York, New York  10022
         Attention: Richard F. Langan, Jr.
         Facsimile: (212) 940-3740

         If to Purchaser:

         Nomura Holding America, Inc.
         Special Situations Group
         21st Floor
         Two World Financial Center
         New York, New York  10281-1198
         Attention: Mr. Thomas Fuller
         Facsimile: (212) 667-1708


         with a copy to:

         Robinson, Silverman, Pearce, Aronsohn & Berman LLP
         1290 Avenue of the Americas
         New York, New York  10104-0053
         Attention: Thomas Moers Mayer
         Facsimile: (212) 541-4630

         8.6 DELAY OR OMISSION. No delay or omission to exercise any right, power or remedy accruing to any holder of any Notes upon any breach or default by the Company under this Agreement, shall impair such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         8.7 BROKERS, ETC.

         (a) The Company represents, warrants and agrees that there is no finder or broker or other person who would have a valid claim against either party to this Agreement for a commission or brokerage fee in connection with the transactions contemplated by this Agreement (other than the Transaction Fee payable by the Company) as a result of any agreement, understanding or action by the Company.

         (b) Purchaser represents, warrants and agrees that there is no finder or broker or other person who would have a valid claim against either party to this Agreement for a commission or brokerage fee in connection with the transactions contemplated by this Agreement (other than the Transaction Fee payable by the Company) as a result of any agreement, understanding or action by Purchaser.

         8.8 INFORMATION CONFIDENTIAL. Purchaser acknowledges that certain of the information received or to be received by it pursuant hereto may be confidential and proprietary and for its use only, and Purchaser will not use such confidential or proprietary information in violation of the 1934 Act or any other law, rule or regulation and will use its reasonable efforts to maintain the confidentiality of any confidential or proprietary information so received by it which is otherwise not available from other sources; PROVIDED, HOWEVER, that the foregoing shall in no way limit or otherwise restrict the ability of Purchaser or its authorized representatives or employees to disclose any such information concerning the Company to its shareholders in accordance with its ordinary disclosure policies or procedures provided that such information (a) is already in the public domain through no fault or action on the part of Purchaser or (b) is required to be disclosed pursuant to or as required by law or as directed by any court of competent jurisdiction in connection with any action to which Purchaser or the Company is a party.

         8.9 EXPENSES. The Company and Purchaser shall each bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company will pay the reasonable legal fees and out-of-pocket expenses of Robinson, Silverman, Pearce, Aronsohn & Berman LLP, counsel to Purchaser, incurred by Purchaser in connection with the preparation, execution and delivery hereof and of the Notes.

         8.10 INDEMNIFICATION. (a) The Company shall indemnify, defend and hold Purchaser harmless against all liability, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees, settlement costs incurred with the prior written consent of the indemnifying party, disbursements and other costs and expenses reasonably incurred in investigating, defending or attempting to avoid or oppose the bringing of, any actions or threatened actions) (collectively, "DAMAGES") incurred by Purchaser, together with all reasonable costs and expenses related thereto, including reasonable attorneys' fees, arising from, relating to or resulting from any misrepresentation or breach of warranty or agreement of the Company contained in this Agreement or in any certificate delivered by the Company at the Closing pursuant to this Agreement.

         (b) Purchaser shall indemnify, defend and hold the Company harmless against all Damages incurred by the Company, together with all reasonable costs and expenses related thereto, including reasonable attorney's fees, arising from any misrepresentation or breach of warranty or agreement of Purchaser contained in this Agreement or in any certificate delivered by Purchaser at the Closing pursuant to this Agreement.

         8.11 TITLES. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.12 SEVERABILITY. Any provision or provisions hereof found to be unenforceable or prohibited by law will be ineffective only to the extent of such unenforceability or prohibition and no other provision of this Agreement will be invalidated thereby.

         8.13 INTERPRETATION. The parties acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

         8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.15 SCHEDULES. The disclosure of information in any Schedule hereto shall be deemed to be disclosure in each other Schedule hereto. The inclusion of any information in any Schedule hereto shall not be deemed to be an admission by the Company that such information is material or outside the ordinary course of business.

                     NOTE PURCHASE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, the Company and Purchaser have each caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date first written above.


                                   LEXINGTON PRECISION CORPORATION



                                   By: /s/ Warren Delano
                                       ------------------------------
                                       Warren Delano
                                       President


                                   NOMURA HOLDING AMERICA, INC.



                                   By: /s/ Dennis Dolan
                                      ------------------------------
                                      Dennis Dolan
                                      Managing Director

                  Schedules to the Note Purchase Agreement dated as of October 27, 1997 have been omitted.

                  The following is a list of the omitted Schedules which the Registrant agrees to furnish supplementary to the Commission upon request:

Schedules:

                     SCHEDULE 1      Form of Note
                     SCHEDULE 2      List of Subsidiaries and Investment
                     SCHEDULE 3      Pending or Threatened Legal Actions or
                                     Proceedings
                     SCHEDULE 4      Changes
                     SCHEDULE 5      Certain Liens
                     SCHEDULE 6      Labor Relations
                     SCHEDULE 7      Existing Indebtedness
                     SCHEDULE 8      Form of Opinion of Counsel to the
                                     Company